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                                 THE WET SEAL, INC.
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                          Effective as of February 3, 1997


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                                 THE WET SEAL, INC.
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                             ESTABLISHMENT AND PURPOSES

          The Wet Seal, Inc. hereby establishes effective as of February 3, 1997, an unfunded, nonqualified deferred compensation plan for a select group of key directors and officers of the Company. The purpose of the plan is to provide such key directors and officers with an enhanced retirement benefit in order to ensure that such directors and officers receive an appropriate level of replacement income at retirement while at the same time incentivizing such directors and officers to continue their efforts to increase the overall profitability of the Company. All benefits under the plan shall be paid out of the general assets of the Company. The Company may establish and fund a grantor trust to provide benefits under the plan.

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                                 THE WET SEAL, INC.
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          ARTICLE 1.     DEFINITIONS

          1.1.   "ANNUAL ACCRUED BENEFIT" shall have the meaning set forth in
Section 3.1.

          1.2. "BENEFICIARY" means any person, persons, or entity designated by a Participant to receive any benefits payable in the event of the Participant's death. If no valid Beneficiary designation is in effect at the Participant's death, or if no person, persons or entity so designated survives the Participant, or if each surviving validly designated Beneficiary is legally impaired or prohibited from taking, the Participant's Beneficiary shall be his surviving spouse, if any, or if the Participant has no surviving spouse, then his estate. If the Committee is in doubt as to the right of any person to receive such amount, it may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan.

          1.3.   "BOARD" means the Board of Directors of the Company.

          1.4. "CAUSE" means the Participant's (i) gross negligence, recklessness or malfeasance in the performance of his duties, or (ii) conviction of any criminal act, act of fraud or other misconduct resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; provided however, that if any Participant is employed by the Company pursuant to the terms of an employment agreement with the Company, the definition of "Cause" contained in such agreement, if any, shall be incorporated herein by reference and shall control in lieu of the preceding definition.

          1.5.   "CHANGE OF CONTROL" shall have the meaning set forth in
Article 5.

          1.6. "COMMITTEE" means the Irving Teitelbaum, Kathy Bronstein and Alan Siegel, provided, however, that if Irving Teitelbaum at any time cannot serve as a member of the Committee, Stephen Gross shall be designated as his replacement.

          1.7. "COMPANY" means The Wet Seal, Inc., a Delaware corporation, or any successor thereto.

          1.8. "EARLY RETIREMENT DATE" means the first day of the month following the date a Participant's Service with the Company is terminated prior to his or her Normal Retirement Date.

          1.9.   "EFFECTIVE DATE" means February 3, 1997.


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          1.10.  "NORMAL RETIREMENT AGE" means the date the Participant attains
(or would attain) 22.5 Years of Service.

          1.11. "NORMAL RETIREMENT DATE" means the first day of the month following the date a Participant's Service with the Company is terminated and which occurs at or after the date a Participant attains Normal Retirement Age.

          1.12. "PARTICIPANT" means any person included in the membership of the Plan who has been designated as a Participant by the Board of Directors or its delegate.

          1.13. "PLAN" means The Wet Seal, Inc. Supplemental Executive Retirement Plan.

          1.14. "PRE-TAX PERCENTAGE" means the ratio, expressed as a percentage, that Pre-Tax Profits bears to the Company's gross revenues (excluding interest income) in any fiscal year of the Company.

          1.15. "PRE-TAX PROFIT" shall mean the Company's earnings (other than investment income before taxes on or with respect to income. The Pre-Tax Profit shall be determined by the Company's annual income statement prepared by the accountants for the Company in accordance with generally accepted accounting principles consistently applied.

          1.16. "RETIREE" means a Participant who has retired from the Company and is eligible to receive a benefit under the Plan.

          1.17. "SERVICE" means service with the Company as an officer and/or director whether before or after the Effective Date.


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          ARTICLE 2.     PARTICIPATION

          2.1. BOARD DETERMINATION. The Board shall, in its sole discretion, determine from among the directors and officers of the Company those individuals who shall be Participants in the Plan. Such individuals shall become Participants under the Plan effective on the date designated by the Board. The determination of the Board with respect to participation under the Plan shall be final.


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          ARTICLE 3.     ACCRUED BENEFITS

          3.1. DETERMINATION OF ANNUAL ACCRUED BENEFIT. A Participant's Annual Accrued Benefit shall be $250,000. The Annual Accrued Benefit shall be adjusted, if applicable based on the Pre-Tax Profit Percentage for the three full fiscal years of the Company preceding the date the Participant's service with the Company is terminated, in accordance with the following schedule:


      3-Year Average Pre-Tax Percentage        Annual Accrued Benefit
      ---------------------------------        ----------------------
             if less than 4.25%                       $250,000

        if 4.25% or greater but less                  $300,000
               less than 4.75%

        if 4.75% or greater but less                  $350,000
               less than 5.25%

        if 5.25% or greater but less                  $400,000
               less than 5.75%

        if 5.75% or greater but less                  $450,000
               less than 7.00%

            if 7.00% or greater                       $500,000

          3.2. NORMAL RETIREMENT. A Participant shall be entitled to receive a benefit equal to his Annual Accrued Benefit as determined under Section 3.1 commencing on his Normal Retirement Date and ending with the payment due for the month in which the Participant dies.

          3.3. EARLY RETIREMENT. A Participant shall be entitled to receive, commencing on his Early Retirement Date and ending with the payment due for the month in which the Participant dies, a benefit equal to his Annual Accrued Benefit determined under Section 3.1 as of his Early Retirement Date, reduced by 1/2 of 1% per month for the number of months his Early Retirement Date preceeds his Normal Retirement Date.

          3.4.   FORM OF BENEFIT.  In the absence of a valid election under
Section 3.5 of the Plan, the Participant's Annual Accrued Benefit shall be a straight life annuity for the period commencing on the Normal Retirement Date or Early Retirement Date, as the case may be, and ending in the month in which the Participant dies. The Annual Accrued Benefit shall be payable in 12 equal monthly installments per annum.


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          3.5.   OPTIONAL FORMS OF BENEFIT PAYMENT

                 (a) A Participant may elect to receive his Annual Accrued Benefit in the form of a "50% Joint and Survivor Annuity" (as defined below), provided that the Participant makes and submits to the Committee an irrevocable election of such optional form not later than 90 days prior to becoming a Retiree. For purposes of this Section 3.5, a "50% Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Beneficiary which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Beneficiary and which is the actuarial equivalent of the straight life annuity form of benefit.

                 (b) If a Participant elects to receive his Annual Accrued Benefit in the form of a 50% Joint and Survivor Annuity, and his joint annuitant dies before the Participant's benefit payments have commenced, then the Participant's election under this Section 3.5 shall be null and void and a Participant may elect, in accordance with procedures established by the Committee, to receive his Annual Accrued Benefit in the form of a straight life annuity or designate a different Beneficiary.


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          ARTICLE 4.     EFFECT OF TERMINATION OF SERVICE

          4.1. DEATH. If a Participant's Service terminates by reason of the death of the Participant, the Participant's Beneficiary shall be entitled to receive a death benefit in an amount equal to the present value of the benefits the Participant would have received if he had retired on his date of death.

          4.2. DISABILITY. A Participant who is disabled and receiving payments under the Company's long term disability plan, if any, shall continue to accrue Service under the Plan until the earlier of (i) the date his long-term disability benefit terminates or (ii) his Normal Retirement Age. No benefit under this Plan shall be payable to a Participant while he is receiving such long-term disability benefit payments.

          4.3. WITHOUT CAUSE. If a Participant's Service is terminated by the Company without Cause, the Participant shall be eligible for the following benefits under the Plan:

                 (a) If the Participant has attained his Normal Retirement Age on the date of termination, he shall be eligible to receive a benefit as described in Section 3.2, in the form of a single life annuity, as soon as practicable following the Participant's date of termination.

                 (b) If the Participant has not attained his Normal Retirement Age on the date of termination, he shall be eligible to receive a reduced benefit as described in Section 3.3, in the form of a single life annuity, as soon as practicable following the Participant's date of termination.

          4.4. FOR CAUSE. In the event that a Participant's Service is terminated by the Company for Cause, the Participant shall forfeit all benefits under the Plan regardless of his eligibility to receive such benefits under the Plan.


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          ARTICLE 5.     EFFECT OF CHANGE OF CONTROL

          5.1.   CHANGE OF CONTROL.

                 (a) In the event of a "Change of Control" (as defined below), then whether or not a Participant is otherwise eligible to receive a retirement benefit under the Plan on the date of such Change of Control, the Company shall pay each Participant, within 60 days of the date of the Change of Control, a lump-sum retirement benefit in an amount equal to the present value of the Annual Accrued Benefit provided under Section 3.1, calculated as if the Participant had retired on his Early Retirement Date without any reduction as provided in Section 3.3. For purposes of this Section 5.1, a "Change of Control" shall be deemed to have occurred if both of the following conditions occur: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or "group" (as such term is used in Rule 13d-5(b)(1) under said Act) of such persons, (other than (i) any such person or group who, as of January 1, 1997 is the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's outstanding voting securities as of January 1, 1997, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their beneficial ownership of stock of the Company), after January 1, 1997 becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, and (b) at any time after the event described in (a) above, either Irving Teitelbaum or Stephen Gross do not continue as directors on the Board as a result of the vote of the beneficial owner with respect to which the event in (a) occurred.

                 (b) To the extent that any payments accruing to any Participant become subject to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), to any successor section, or to any other federal, state or local excise tax (exclusive of regular employment withholding taxes under Subtitle C of the Code or similar state or local taxes), the amounts payable to the Participants shall be increased by the amounts necessary to result in the Participant receiving the same amounts or rights which would be payable if such taxes were not in effect.


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          ARTICLE 6.     GENERAL PROVISIONS

          6.1. ADMINISTRATION. The Committee shall have full power and authority to administer and interpret the Plan. The Committee may from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan. The Committee, with the advice of an actuary, shall also prescribe all actuarial factors for converting any benefits payable under the Plan to a lump sum or effectuating any election by a participant to receive an optional form of benefit.

          6.2. CLAIMS PROCEDURE. All claims for benefits under the Plan shall be administered in the same manner as provided under the Company's qualified retirement plan and the Committee shall have the same powers and authority with respect to the disposition of claims under this Plan as the applicable fiduciary of Company's qualified retirement plan. The determination of the Committee as to any disputed questions arising under this Plan, including but not limited to claims for benefits and questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

          6.3. ARBITRATION. If a Participant has exhausted his remedies with respect to a claim for benefits under Section 6.2, such Participant may seek review of the Committee's determinations with respect thereto through binding arbitration in New York City, New York in accordance with the rules and constitution of the American Arbitration Association. Notwithstanding the foregoing, any final determination of the Committee pursuant to Section 6.2 shall be binding unless the Arbitrator determines that such determination was arbitrary and capricious. Judgment upon any such arbitration award may be entered in a court of competent jurisdiction in New York City, New York and the Participant submits to the jurisdiction of such court.

          6.4.   FUNDING

                 (a) All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, unless the provisions of paragraph (b) below are applicable.

                 (b) The Board of Directors may establish a grantor trust to fund benefits payable under the Plan and/or administrative costs relating to the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

                         (i)    the creation of said trust shall not cause the
Plan to be other than "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");


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                         (ii)   the Company shall be treated as the "grantor"
of said trust for purposes of Sections 671 and 677 of the Code; and

                         (iii)  said trust agreement shall provide that the
trust fund assets may be used to satisfy claims of the Company's general creditors, provided that the rights of such general creditors are enforceable under federal law.

          6.5. CONDITIONS OF EMPLOYMENT NOT AFFECTED BY THE PLAN. Nothing contained in this Plan shall be construed as a contract of employment; nor shall the Plan or its establishment confer any legal rights upon any director or employee or other person for a continuation of employment with the Company, nor interfere with the rights of the Company to discharge any director or employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan. The terms of the Plan shall govern all benefits payable under the Plan and shall supersede any contractual obligations the Company may have with respect to the payment of benefits under this Plan.

          6.6. FACILITY OF PAYMENT. If the Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan therefor.

          6.7. WITHHOLDING TAXES. The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

          6.8. NONALIENATION. Subject to applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participants.

          6.9.   CONSTRUCTION

                 (a) The Plan is intended to be an unfunded deferred compensation arrangement for a select group of "management or highly compensated employees" and therefore exempt from the requirements or Sections 201, 301 and 401 of ERISA.

                 (b) All rights hereunder shall be governed by and construed in accordance with the laws of the State of California.

                 (c) The masculine pronoun shall mean the feminine wherever appropriate.

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          6.10.  AMENDMENT OR TERMINATION.  The Board (or the Committee if
empowered by the Board) may amend, modify or terminate the Plan at any time. Notice of such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan. No such amendment shall diminish the rights of any Participant with respect to benefits due him under the terms of the Plan at the time of its modification amendment or termination. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in Article 5) no amendment of the Plan or action of the Board or Committee or its delegate which affects an Participant is valid and enforceable without the prior written consent of such Participant.


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